Exhibit 10.8

AMENDED AND RESTATED FRANKLIN HOLDINGS (BERMUDA), LTD.

EQUITY INCENTIVE PLAN

Article I

Purpose

Franklin Holdings (Bermuda), Ltd. has established this equity incentive plan to foster and promote its long-term financial success and materially increase shareholder value by (a ) motivating superior performance, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and Eligible Directors, and (c) enabling the Company Group to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its and their operations is largely dependent. Capitalized terms have the meaning given in Article XIII below.

Article II

Eligibility and Participation

Participants in the Plan shall be those Employees and Eligible Directors selected by the Board to participate in the Plan, as provided herein.

Article III

Powers of the Board

Section 3.1     Power to Grant and Establish Terms of Awards.   The Board shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees and Eligible Directors to whom Awards shall be granted (which may include members of the Board), and the terms and conditions of any and all Awards.

Section 3.2     Administration.   The Board shall be responsible for the administration of the Plan; provided that, for purposes of the Plan and any Award Agreement, any Employee shall recuse him or herself from any decisions or determinations to be made or actions to be taken by the Board under the terms of the Plan or any Award Agreement. The Board may prescribe, amend and rescind rules and regulations relating to the administration of the Plan, provide for conditions and assurances it deems necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion. Determinations, interpretations, or other actions made or taken by the Board under the Plan or under Awards granted under the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

Section 3.3     Delegation by the Board.    All of the powers, duties, and responsibilities of the Board specified in this Plan may be exercised and performed by the Board or any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities, and any determination, interpretation, or other action taken by such committee shall have the same effect hereunder as if made or taken by the Board.

Section 3.4     Participants Based Outside the United States.    The Board, in order to conform with provisions of local laws and regulations in foreign countries in which the Company Group operates, shall have sole discretion to (i) modify the terms and conditions of Awards granted to Participants employed outside the United States, (ii) establish sub- plans with modified grant or exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any sub-plan established hereunder.

Article IV

Shares Subject to the Plan

Section 4.1     Number.   The number of Shares that may be issued under the Plan or be subject to Awards may not exceed 80,630 Shares. The Shares to be delivered under the Plan may consist, in whole or in part, of Shares held in treasury or authorized but unissued Shares that are not reserved for any other purpose.

Section 4.2     Canceled, Terminated or Forfeited Awards.   If any Award of Shares or portion thereof is for any reason forfeited, canceled or otherwise terminated or is repurchased by the Company as provided in the Investor Shareholders Agreement, the Shares subject to such Award or portion thereof shall again be available for grant under the Plan.

Section 4.3      Adjustment in Capitalization.   The number, class, and kind of Shares available for issuance under the Plan and the number, purchase price, or other terms of any outstanding Award shall be adjusted by the Board, in such manner as the Board may deem to be equitable and appropriate to reflect any Share dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company, or other similar transaction affecting the Shares. To the extent deemed equitable and appropriate by the Board, in its good faith judgment, and subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, any Award granted under the Plan shall pertain to the securities or other property to which a holder of the number of Shares covered by the Award would have been entitled to receive in connection with such event. In addition, the Board may, if deemed equitable and appropriate, make provision for cash payment to a Participant or a person who has an

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outstanding Option or other Award. Unless the Board shall otherwise determine, following any such adjustment, the number of shares subject to any Option or other Award shall always be a whole number.

Article V

Terms of Restricted Stock

Section 5.1     Grant of Restricted Stock.   The Board may grant or offer for sale Restricted Stock to Participants at such time or times and on such terms as it shall determine. Each Share granted to or purchased by a Participant shall be evidenced by a Restricted Stock Agreement that shall specify the number of shares of Restricted Stock that are being granted or sold to a Participant, the vesting schedule of such Restricted Stock, the rights and responsibilities of a Participant with respect to such Restricted Stock, and such other terms as the Board shall determine. Once granted, Restricted Stock shall be governed by the applicable Restricted Stock Agreement with respect thereto, except as otherwise provided therein.

Section 5.2     Purchase Price and Payment.   The purchase price for any Restricted Stock to be offered and sold pursuant to Section 5.1 above shall be the Fair Market Value on the Grant Date or such other price as the Board shall determine. The purchase price with respect to any Restricted Stock offered and sold pursuant to Section 5.1 above shall be paid in cash or other readily available funds simultaneously with the closing of the purchase of such Restricted Stock or in such other manner as the Board shall determine. Restricted Stock granted under this Plan shall not require a purchase price.

Section 5.3     Vesting of Restricted Stock.   Restricted Stock issued pursuant to Section 5.1 shall vest in accordance with the vesting schedule, or upon the attainment of such performance criteria, as shall be specified by the Board on or before the Grant Date and as specified in the Restricted Stock Agreement.

Section 5.4     Restricted Stock Agreements, Etc.   Unless otherwise determined by the Board, no Restricted Stock shall be issued to a Participant pursuant to an Award granted hereunder unless (i) the Participant shall enter into a Restricted Stock Agreement that shall include, among other things, provisions providing that the Restricted Stock shall be subject to the terms and provisions of the Investor Shareholders Agreement and such other terms and provisions as are determined by the Board; (ii) the Participant shall be a party to the Investor Shareholders Agreement; (iii) the Participant shall have delivered a duly executed undated instrument of transfer or assignment in blank, having attached thereto or to such Share certificate all requisite stock or other applicable or documentary tax stamps, all in form and substance satisfactory to the Company, relating to the Shares covered by such grant; and (iv) the Board shall require that the certificates evidencing such Shares be held by the Secretary of the Company or another custodian selected by the Company until the Shares have vested.

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Section 5.5     Other Rights and Obligations.   The Participant shall be entitled to the rights and subject to the obligations created under this Plan, the Restricted Stock Agreement and the Investor Shareholders Agreement, each to the extent set forth herein or therein.

Section 5.6     Board Discretion.   Notwithstanding anything else contained in this Plan to the contrary, the Board may accelerate the vesting of any Restricted Stock, all Restricted Stock or any class or series of Restricted Stock for any reason on such terms and subject to such conditions, as the Board shall determine, at any time and from time to time.

Article VI

Terms of Options

Section 6.1     Grant of Options.   The Board may grant Options to Participants at such time or times as it shall determine. Options granted pursuant to the Plan will not be “incentive stock options” as defined in the Code unless otherwise determined by the Board. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the number of Shares that may be purchased pursuant to such Option, the exercise price at which a Share may be purchased pursuant to such Option, the duration of such Option (not to exceed the tenth anniversary of the Grant Date), and such other terms as the Board shall determine.

Section 6.2     Exercise Price.   The exercise price per Share to be purchased upon exercise of an Option shall not be less than the Fair Market Value on the Grant Date.

Section 6.3     Vesting and Exercise of Options.   Options shall become vested or exercisable in accordance with the vesting schedule or upon the attainment of such performance criteria as shall be specified by the Board on or before the Grant Date. The Board may accelerate the vesting or exercisability of any Option, all Options, or any class of Options at any time and from time to time.

Section 6.4     Payment.   The Board shall establish procedures governing the exercise of Options, which procedures shall generally require that prior written notice of exercise be given and that the exercise price (together with any required withholding taxes or other similar taxes, charges, or fees) be paid in full in (i) U.S. dollars in cash or other readily available funds or, to the extent permitted by the Board, cash equivalents satisfactory to the Company, (ii) with the consent of the Board, the tender of Shares which such Participant has owned for at least six months and one day (or for such longer or shorter period as the Board may determine necessary to comply with applicable accounting standards and to avoid liability award accounting), (iii) with the consent of the Board, through the surrender of Shares issuable to the Participant upon the exercise of the Option, (iv) following a Public Offering, through an established broker-assisted exercise program, or (v) any other method approved by the Board, in its sole discretion.

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In connection with any Option exercise, the Company may require the Participant to furnish or execute such other documents as it shall reasonably deem necessary to (a) evidence such exercise; (b) determine whether registration is then required under the U.S. federal securities laws or similar non-U.S. laws (including, but not limited to, Bermuda securities laws); or (c) comply with or satisfy the requirements of the U.S. federal securities laws, applicable state or non-U.S. securities laws or any other law (including but not limited to Bermuda securities laws). As a condition to the exercise of any Option before a Public Offering, a Participant shall enter into a Subscription Agreement and, if not already a party thereto, the Investor Shareholders Agreement.

Article VII

Stock Appreciation Rights

Section 7.1     Grant of Stock Appreciation Rights.   The Board may grant Stock Appreciation Rights to Participants at such time or times as it shall determine. Each Stock Appreciation Right granted to a Participant shall be evidenced by a SAR Agreement that shall specify the number of Stock Appreciation Rights, the settlement price of such Stock Appreciation Rights, the vesting of such Stock Appreciation Rights, and such other terms as the Board shall determine.

Section 7.2     Vesting and Exercise of Stock Appreciation Rights.   Stock Appreciation Rights shall vest in accordance with the vesting schedule or upon the attainment of such performance criteria as shall be specified by the Board on or before the Grant Date. The Board may accelerate the vesting or exercisability of any Stock Appreciation Rights, all Stock Appreciation Rights or any class of Stock Appreciation Rights at any time and from time to time.

Section 7.3     Settlement.   Subject to Article XI below, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of Shares or, at the discretion of the Board, cash having a Fair Market Value equal to such cash amount, determined by multiplying,

(a)     any increase in the Fair Market Value of one Share on the exercise date over the price fixed by the Board on the Grant Date, which may not be less than the Fair Market Value of a Share on the Grant Date, by

(b)     the number of Shares with respect to which the Stock Appreciation Right is exercised;

provided that, on the Grant Date, the Board may establish, in its sole discretion, a maximum amount per share that will be payable upon exercise of a Stock Appreciation Right.

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In connection with the exercise and settlement of any Stock Appreciation Rights, the Company may require the Participant to furnish or execute such other documents as it shall reasonably deem necessary to (a) evidence such exercise; (b) determine whether registration is then required under the U.S. federal securities laws or similar non- U.S. laws (including, but not limited to, Bermuda securities laws); or (c) comply with or satisfy the requirements of the U.S. federal securities laws, applicable state or non-U.S. securities laws or any other law (including, but not limited to Bermuda securities laws). As a condition to the settlement of any Stock Appreciation Right before a Public Offering, a Participant shall enter into a Subscription Agreement and, if not already a party thereto, the Investor Shareholders Agreement.

Article VIII

Deferred Stock Units

Section 8.1     Grant of Deferred Stock Units.   The Board may grant Deferred Stock Units to Participants at such time or times as it shall determine. Each Deferred Stock Unit granted to a Participant shall be evidenced by a Deferred Stock Unit Agreement that shall specify the number of Deferred Stock Units, the vesting of such Deferred Stock Units and such other terms as the Board shall determine.

Section 8.2     Vesting of Deferred Stock Units.   Deferred Stock Units shall vest in accordance with the vesting schedule or upon the attainment of such performance criteria as shall be specified by the Board on or before the Grant Date. The Board may accelerate the vesting or exercisability of any Deferred Stock Units, all Deferred Stock Units, or any class of Deferred Stock Units at any time and from time to time.

Section 8.3     Settlement.   Subject to this Article VIII and Article XI below, upon the date specified in the Award Agreement evidencing the Deferred Stock Units for each such Deferred Stock Unit the Participant shall receive, in the Board’s discretion, (i) a cash payment equal to the Fair Market Value of one Share as of such payment date, (ii) one Share, or (iii) any combination of cash and Shares. In connection with the settlement of any Deferred Stock Units, the Company may require the Participant to furnish or execute such other documents as it shall reasonably deem necessary to (a) evidence such settlement; (b) determine whether registration is then required under the U.S. federal securities laws or similar non-U.S. laws (including, but not limited to Bermuda securities laws); or (c) comply with or satisfy the requirements of the U.S. federal securities laws, applicable state or non-U.S. securities laws, or any other law (including but not limited to, Bermuda securities laws). As a condition to the settlement of any Stock Appreciation Right before a Public Offering, a Participant shall enter into a Subscription Agreement and, if not already a party thereto, the Investor Shareholders Agreement.

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Article IX

Dividends, etc.

Section 9.1     Dividends.   The Participant shall be entitled to receive all dividends or other distributions at the same time (and within the same calendar year) such dividends or distributions are paid with respect to those vested Shares, and, if provided in the Award Agreement, unvested Shares, of which the Participant is the record owner on the record date for such dividend or other distribution; provided that any property (other than cash) distributed with respect to a Share (the “Associated Share”) acquired hereunder, including without limitation a distribution of Shares by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an Associated Share, shall be subject to the restrictions of this Plan in the same manner and for so long as the Associated Share remains subject to such restrictions, and shall be promptly forfeited if and when the Associated Share is so forfeited.

Section 9.2     Dividend Equivalents.   Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Board, or such other date as the Board shall determine in its sole discretion. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Board shall determine, including customary representations, warranties and covenants with respect to securities law matters.

Article X

Termination of Service

Section 10.1   Death or Disability.   Unless otherwise determined by the Board at the time of grant and provided for in a Participant’s Award Agreement, upon any Participant’s death or Disability, all unvested Awards will vest or be forfeited as provided in the Award Agreement and all vested Options and Stock Appreciation Rights shall remain outstanding until the twelve-month anniversary of the date of death or Disability or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and Stock Appreciation Rights shall immediately terminate.

Section 10.2   Termination for Cause.   Unless otherwise determined by the Board at or after the grant date and set forth in the Award Agreement covering such Award, if a Participant’s employment or service is terminated by the Company for Cause, all Options and Stock Appreciation Rights, whether vested or unvested, and all other Awards that are unvested, unsettled, or unexercisable shall be immediately forfeited and canceled effective as of the date of the Participant’s Termination of Service.

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Section 10.3    Termination for Any Other Reason.   Unless otherwise determined by the Board and set forth in the Award Agreement, if a Participant’s employment with the Company Group is terminated for any reason other than death, Disability, or Cause, all unvested Awards shall vest or be forfeited as provided in the Award Agreement and all vested Options and Stock Appreciation Rights shall remain outstanding until the 90th day after the Participant’s Termination of Service or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and Stock Appreciation Rights shall immediately terminate.

Article XI

Change in Control

Section 11.1   Accelerated Vesting and Payment.   Except as otherwise provided in this Article XI and unless otherwise provided in the Award Agreement, upon a Change in Control, (a) each unvested Award shall vest in full in connection with such Change in Control and (b) the holder of any vested Award (including any Award that vests in connection with such Change in Control) shall be entitled to receive, in complete satisfaction of such Award, a payment in an amount or with a value equal to the number of Shares covered by such vested Award times the excess, if any, of the Change in Control Price over any applicable exercise price or reference price for such Award.

Section 11.2   Alternative Award.   No cancellation, acceleration or other payment shall occur with respect to any Award or class or type of Award if the Board reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Award shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, an “Alternative Award”), provided that any Alternative Award must:

(a)     give the Participant who held such Award rights and entitlements substantially equivalent to or better than the rights and terms applicable under such Award, including, but not limited to, an identical or better exercise and vesting schedule, and identical or better timing and methods of payment; and

(b)     be exempt from or comply with Section 409A of the Code and not cause the Award or any Alternative Award to become immediately taxable or subject to any additional tax or interest pursuant to Section 409A of the Code.

Article XII

Amendment, Modification, and Termination of the Plan

The Board may terminate or suspend the Plan at any time, and may amend or modify the Plan from time to time. Unless otherwise provided in an Award Agreement, no amendment, modification, termination, or suspension of the Plan shall in any manner

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adversely affect any Award theretofore granted under the Plan without the consent of the Participant holding such Award or the consent of a majority of Participants holding similar Awards (such majority to be determined based on the number of Shares covered by such Awards). Shareholder approval of any such amendment, modification, termination, or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.

Article XIII

Definitions

Section 13.1   Definitions.   Whenever used herein, the following terms shall have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly Controlling, Controlled by, or under common Control with such Person; (ii) any Person directly or indirectly owning or Controlling ten percent or more of any class of outstanding voting securities of such Person; or (iii) any officer, director, general partner, or trustee of any such Person described in clause (i) or (ii).

“Award” means a grant of Restricted Stock, Options, Stock Appreciation Rights, Deferred Stock Units, Dividend Equivalents, other share awards, or an offer and sale of the same, in each case pursuant to the terms of the Plan.

“Award Agreement” means a Restricted Stock Agreement, Option Agreement, SAR Agreement, Deferred Stock Unit Agreement, or other agreement pursuant to which an Award is granted.

“Board” means the Board of Directors of the Company, excluding any member of the Board who is an Employee.

“Bye-Laws” means the Amended and Restated Bye-Laws of Franklin Holdings (Bermuda), Ltd., which may be amended from time to time.

“Cause” means (i) any act of fraud or embezzlement in respect of the Company Group’s respective funds, properties or assets; (ii ) conviction of the Participant of a felony under the laws of Bermuda or of the United States or any state thereof; (iii) willful misconduct or gross negligence by the participant in connection with the performance of his or her duties to the Company Group; (iv) intentional dishonesty by the Participant in the performance of his or her duties to the Company Group; (v) engagement by the Participant in the use of illegal substances or alcohol, which use has impaired the Participant’s ability, as determined by the Board of Directors of the Company, on an ongoing basis, to perform his or her duties to the Company Group; or (vi) breach by the Participant

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of any terms and conditions set forth in any Award Agreement, Subscription Agreement, the Investor Shareholders Agreement or any employment agreement or any non-competition, non-solicitation and/or non-disclosure agreement executed by the Participant, provided that if a Participant is a party to an employment agreement with the Company that defines the term “Cause” then, with respect to any Award made to such Participant, “Cause” shall have the meaning set forth in such agreement.

“Change in Control” means the first to occur of the following events after the Grant Date:

(a)     The acquisition, directly or indirectly, by any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than the Company, any Subsidiary, any D. E. Shaw Investor or any affiliate thereof, an employee benefit plan maintained by the Company Group, or a Person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) of 50 percent or more of the total combined voting power of the Company Group’s then outstanding voting securities;

(b)     the merger, consolidation, recapitalization, stock purchase or other similar transaction involving the Company, as a result of which persons who were shareholders of the Company Group immediately prior to such transaction and the Investors do not, immediately thereafter, own, directly or indirectly, more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the Company (or any merged, consolidated, or surviving company);

(c)     the liquidation or dissolution of the Company other than a liquidation or dissolution of the Company into a Subsidiary or for the purposes of effecting a corporate restructuring or reorganization as a result of which persons who were shareholders of the Company Group immediately prior to such liquidation or dissolution and the Investors continue to own immediately thereafter, directly or indirectly, more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the entity that owns, directly or indirectly, substantially all of the assets of the Company Group following such transaction; or

(d)     the sale, transfer or other disposition of all or substantially all of the assets of the Company Group to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition of all or substantially all of the assets, affiliates of the Company, or any employee benefit plan of the Company Group (other than by way of a transaction that would not be deemed a Change in Control pursuant to clauses (a) or (b) above);

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in each case, provided that, with respect to any Award subject to Section 409A of the Code, such event constitutes a “change in control” within the meaning of Section 409A of the Code.

“Change in Control Price” means the price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control. If any part of the offered price is payable other than in cash, the Change in Control Price shall be determined in good faith by the Board as constituted immediately prior to the Change in Control.

“Common Stock” means the class B common stock, par value $0.01 per share, of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Company” means Franklin Holdings (Bermuda), Ltd., an exempted Company registered under the laws of Bermuda, and any successor thereto.

“Company Group” means the Company and its Subsidiaries.

“Control” (including the terms “Controlling,” “Controlled by,” and “under common Control with”) means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract, or otherwise.

“D. E. Shaw Investor” means any of the following: D. E. Shaw CF-SP Franklin, L.L.C., D. E. Shaw CH-SP Franklin, L.L.C., D. E. Shaw Oculus Portfolios, L.L.C., any of their respective Affiliates, and any Shaw-Related Person, in each case, that holds an equity interest, directly or indirectly, in Franklin Holdings (Bermuda), Ltd..

“Deferred Stock Unit” means a unit credited to a Participant’s account in the books of the Company under Article VIII above that represents the right to receive Shares or cash equal to the Fair Market Value of one Share on settlement of the account.

“Deferred Stock Unit Agreement” means an agreement between the Company and a Participant embodying the terms of any Deferred Stock Units awarded under the Plan and in the form approved by the Board from time to time.

“Disability” means, unless another definition is incorporated into the applicable Award Agreement, Disability as specified under the Company’s long-term disability insurance policy and any other Termination of Service under such circumstances that the Board determines to qualify as a Disability for purposes of this Plan to the extent such disability constitutes a disability within the meaning of Section 409A of the Code, provided that if a Participant is a party to an

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employment agreement with the Company that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement; provided, further, that, with respect to any award that is subject to Section 409A of the Code, and notwithstanding anything to the contrary contained herein, Disability shall mean disability within the meaning of Section 409A of the Code.

“Dividend Equivalent” means the right, granted under Article VI above, to receive payments in cash or in Shares, based on dividends with respect to Shares.

“Effective Date” has the meaning given in Section 14.9 below.

“Eligible Director” means a member of the Board other than an Employee.

“Employee” means any executive, officer or other employee of the Company Group.

“Fair Market Value” means, as of any date of determination prior to a Public Offering, the per share fair market value on such date of a share of Common Stock as determined in good faith by the Board. In making a determination of Fair Market Value, the Board shall give due consideration to such factors as it deems appropriate, including the earnings and other financial and operating information of the Company in recent periods, the potential value of the Company as a whole, the future prospects of the Company and the industries in which it competes, the history and management of the Company, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company, and any recent valuation of the Common Stock or other securities of the Company or Parent that may have been performed by an independent valuation firm (although nothing herein shall obligate the Board to obtain any such independent valuation). The determination of Fair Market Value shall not take into account any restrictions on transfer of the Common Stock or take into account any control premium or minority discount. Following a Public Offering, “Fair Market Value” shall mean a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Common Stock reported on an established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Board in its discretion. Unless the Board determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of a Share on the most recent date on which Shares were publicly traded.

“Grant Date” means, with respect to any Award, the date as of which such Award is granted pursuant to the Plan.

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“Investor” means the Investors, as defined in the Investor Shareholders Agreement, but excluding any Additional Investors, and any of their affiliates.

“Investor Shareholders Agreement” means the shareholders agreement, entered into on December 11, 2007, by and among the Investors, the Management Investors, and the Company (as amended or amended and restated from time to time).

“Management Investors” means the Management Investors, as defined in the Investor Shareholders Agreement.

“Option” means the right granted pursuant to Article VI above to purchase one Share.

“Option Agreement” means an agreement between the Company and a Participant embodying the terms of any Options awarded under the Plan and in the form approved by the Board from time to time.

“Participant” means any Employee or Eligible Director who is granted an Award.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof, or any Group comprised of two or more of the foregoing.

“Plan” means this Amended and Restated Franklin Holdings (Bermuda), Ltd. Equity Incentive Plan, as may be amended from time to time.

“Public Offering” means an offering of Common Stock pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Restricted Stock” means restricted shares of Common Stock awarded pursuant to Article V above.

“Restricted Stock Agreement” means an agreement between the Company and a Participant embodying the terms of any Restricted Stock awarded under the Plan and in the form approved by the Board from time to time.

“SAR Agreement” means an agreement between the Company and a Participant embodying the terms of any Stock Appreciation Right awarded under the Plan and in the form approved by the Board from time to time.

“Section 409A of the Code” shall mean Section 409A of the Code and the regulations promulgated thereunder.

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“Separation from Service” means a Participant’s separation from service within the meaning of Section 409A of the Code.

“Shares” means shares of Common Stock available under the Plan.

“Shaw-Related Person” means any of D. E. Shaw & Co., L.L.C., D. E. Shaw & Co., L.P., David E. Shaw, any entity directly or indirectly Affiliated with any of the foregoing, any investment vehicle managed by any of the foregoing, and any entity to which any of the foregoing provides investment management services.

“Specified Employee” means any employee designated as a “specified employee” under the Company’s specified employee policy then in effect or, if no such policy is then in effect, specified employee shall have the meaning set forth in Section 409A of the Code.

“Stock Appreciation Right” means the right to receive a payment from the Company in cash and/or Shares equal to the product of (i) the excess, if any, of the Fair Market Value of one Share on the exercise date over a specified price fixed by the Board on the grant date (which specified price shall be not less than the Fair Market Value of one Share on the grant date), multiplied by (ii) a stated number of Shares.

“Subscription Agreement” means a stock subscription agreement between the Company and a Participant embodying the terms of any acquisition of Shares pursuant to the Plan (other than the purchase of Restricted Stock) and in the form approved by the Board from time to time for such purpose.

“Subsidiary” means each Person in which the Company owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50 percent of the outstanding capital stock or other equity interests.

“Termination of Service” means with respect to an Eligible Director, the date upon which such Eligible Director ceases to be a member of the Board and, with respect to an Employee, the date the Participant ceases to be an Employee; provided, however, that for purposes of any Award that is subject to Section 409A of the Code, Termination of Service means the date of the Employee’s separation from service as defined in Section 409A of the Code.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate, or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation, or similar disposition of, any Shares owned by a Participant or any interest (including a beneficial interest) in any Shares owned by a Participant.

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Section 13.2     Gender and Number.   Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Article XIV

Miscellaneous Provisions

Section 14.1   Nontransferability of Awards.   Subject in all cases to the Investor Shareholders Agreement, except as otherwise provided herein, or as the Board may permit on such terms as it shall determine or, following vesting, as provided in the Investor Shareholders Agreement, the Participant shall not Transfer any Shares to any person other than the Company or by will or by the laws of descent and distribution and provided that the deceased Participant’s beneficiary or the representative of his or her estate acknowledges and agrees in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of the Plan, the Award Agreement, any Subscription Agreement and the Investor Shareholders Agreement as if such beneficiary or estate were the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s life-time by such Participant only (or, in the event of the Participant’s Disability, such Participant’s guardian or legal representative). Following a Participant’s death, all rights with respect to Awards that were outstanding at the time of such Participant’s death and have not terminated shall be exercised by his designated beneficiary or by his estate in the absence of a designated beneficiary.

Section 14.2   Beneficiary Designation.   Pursuant to such rules and procedures as the Board may from time to time establish and to the extent permitted by applicable law, a Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Board, and will be effective only when filed by Participant in writing with the Board during his lifetime.

Section 14.3   Tax Withholding.   The Company or the Subsidiary employing a Participant shall have the power to withhold, or to require such Participant to remit to the Company or such Subsidiary, an amount (in cash, from other compensation payable to the Participant, or in Shares granted under the Plan) sufficient to satisfy all U.S. federal, state, local, and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any Award granted under the Plan; provided, however, that in the event that the Company withholds Shares issued or issuable to the Participant to satisfy the withholding taxes, the Company shall withhold a number of whole Shares having a Fair Market Value, determined as of the date of exercise, not in excess of the minimum tax required to be withheld by law (or such lower amount as may be necessary to avoid liability award accounting). Notwithstanding the foregoing, if Participant

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tenders previously-owned Shares to the Company to satisfy any applicable withholding taxes, such Shares must have been held by the Participant for at least six months prior to their tender (or for such longer or shorter period as the Board may determine necessary to comply with applicable accounting standards and to avoid liability award accounting) or have been purchased on the open market. The Participant shall be responsible for all withholding taxes and other tax consequences of any Award granted under this Plan.

Section 14.4 No Guarantee of Employment or Participation.   Nothing in the Plan or in any agreement granted hereunder shall interfere with or limit in any way the right of the Company Group to terminate any Participant’s employment or retention at any time, or confer upon any Participant any right to continue in the employ or retention of the Company Group. No Employee shall have a right to be selected as a Participant or, having been so selected, to receive any Awards.

Section 14.5  No Limitation on Compensation; No Impact on Benefits.   Nothing in the Plan shall be construed to limit the right of the Company Group to establish other plans or to pay compensation to its Employees or Eligible Directors, in cash or property, in a manner that is not expressly authorized under the Plan. Except as may otherwise be specifically and unequivocally stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such plan, policy, or program. The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan.

Section 14.6  No Rights Damages.   Nothing in the Plan or in any Award Agreement shall impose upon the Company Group or the Board any liability in connection with the provision, loss or payment of benefits or rights under this Plan, the exercise of discretion under the Plan or the failure or refusal of any person to exercise discretion under the Plan, in each case, in accordance with the terms and provisions of the Plan and any applicable Award Agreement.

Section 14.7  Requirements of Law.   The granting of Awards and the issuance of Shares pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Awards shall be granted under the Plan, and no Shares shall be issued under the Plan, if such grant or issuance would result in a violation of applicable law, including U.S. federal securities laws and any applicable state or non-U.S. securities laws.

Section 14.8  Unfunded Plan; Plan Not Subject to ERISA.   The plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.

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Section 14.9   Freedom of Action.   Nothing in the Plan or any Award Agreement shall be construed as limiting or preventing the Company or any member of the Company Group from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any Award as a result of any such action. The foregoing shall not constitute a waiver by a Participant, in Participant’s capacity as a shareholder of the Company, of any breach of fiduciary duty, or a waiver by Participant of the terms and provisions of the Plan or any Award Agreement.

Section 14.10  Term of Plan.   The Plan shall be effective as of December 11, 2007 (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Article XII above, until the tenth anniversary of such date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards.

Section 14.11  Governing Law.   The Plan and each Award Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, in each case located in the Borough of Manhattan in New York City, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement. The Company and each recipient of an Award under this Plan acknowledges and agrees that any controversy which may arise out of or relate to this Plan or any related Award Agreement is likely to involve complicated and difficult issues, and therefore the Company and each such recipient irrevocably and unconditionally waives any right such person may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Plan or any related Award Agreement.

Section 14.12   409A Compliance.   The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code and, notwithstanding anything to the contrary contained in the Plan, the Board may amend the Plan, any Award and any Award Agreement to the extent it deems necessary or appropriate to comply with Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered and interpreted in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to Section 409A of the Code. Notwithstanding the foregoing, none of the Company or the Board shall have any liability to any person in the event Section 409A of the Code applies to any payments hereunder in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees. Notwithstanding anything else contained in this Plan or any Award Agreement or Subscription Agreement to the contrary, if Participant is a Specified Employee any payment required to be made to Participant hereunder upon or following his Termination of Service shall be delayed until after the six month anniversary of Participant’s Separation from Service to the extent

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necessary to comply with, and avoid imposition on Participant of any tax penalty imposed under, Section 409A of the Code. Should payments be delayed in accordance with the preceding sentence, the accumulated payment that would have been made but for the period of the delay shall be paid in a single lump sum during the ten day period following the six month anniversary of the Separation from Service.

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